SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 15, 2000



                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
             (Exact name of registrant as specified in its charter)


           New Jersey                                 22-1697095
------------------------------------              --------------------
(State or other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                    Identification No.)


   505 Main Street, P.O. Box 667, Hackensack, New Jersey               07602
------------------------------------------------------------        ------------
        (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code   201-488-6400
                                                     ------------

Item 5. Other Events

      The Registrant has reported its fourth quarter and year ended October 31, 2000 operating results. The Press Release is included as Exhibit 1 to this Form 8-K.




Disclosure Concerning Forward-Looking Statements
Certain Statements in this Form 8-K may contain information that is, or anticipate certain events that are, forward-looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Registrant cautions readers that forward-looking statements, including, without limitation, those relating to the Registrant's liquidity and capital resources, are subject to certain risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors, including without limitation, the Registrant's future financial performance; the availability of capital; general market conditions; national and local economic conditions; particularly long-term interest rates; the terms of federal, state and local governmental regulations that affect the Registrant; and the competitive environment in which the Registrant operates, including the availability of retail space and residential apartment units in the areas where the Registrant's properties are located. In addition, the Registrant's continued qualification as a real estate investment trust involves the application of highly technical and complex rules of the Internal Revenue Code. The forward-looking statements are made as of the date of this Form 8-K and the Registrant assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those projected in such forward-looking statements.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                              FIRST REAL ESTATE INVESTMENT TRUST
                                                                   OF NEW JERSEY

                                               By: Robert S. Hekemian
                                                   ----------------------
                                                   Robert S. Hekemian
                                                   Chairman of the Board



 DATED: December  15, 2000

                                                           RESULTS OF OPERATIONS
                           FOURTH QUARTER & TWELVE MONTHS ENDED OCTOBER 31, 2000
--------------------------------------------------------------------------------


                             HIGHLIGHTS FOR THE YEAR
                   Net Income increased 28% to $3.05 per share
                   Dividends increased 18% to $2.65 per share
                      FFO increased 21% to $3.99 per share
                      Revenues increased 15% to $18,156,000
        Acquisition of the 99,000 sq. ft. Olney Town Center in Olney, MD.
--------------------------------------------------------------------------------

HACKENSACK, NJ, December 15, 2000 - First Real Estate Investment Trust announced its operating results for the fourth quarter and for the twelve months ended October 31, 2000.

OPERATIONS: Net Income for the quarter ended October 31, 2000 increased 19.1% to $1,341,000 ($.86 per share) on revenues of $4,846,000. This compares to Net Income of $1,126,000 ($.72 per share) on revenues of $4,113,000 for the comparable prior fiscal year's quarter. FFO for the current year's quarter was $1,736,000 ($1.11 per share) compared to $1,426,000 ($.91 per share) for the prior year's quarter.

Net Income for the twelve months ended October 31, 2000 increased 28.1% to $4,759,000 ($3.05 per share) on revenues of $18,156,000. This compares to Net Income of $3,716,000 ($2.38 per share) on revenues of $15,728,000 for the prior twelve months. FFO for the twelve months ended October 31, 2000 increased to $6,217,000 ($3.99 per share) from $5,135,000 ($3.29 per share) for the prior year.

Current fiscal year's results include the operations of the 99,000 sq. ft. Olney Town Center ("Olney"), in Olney, MD, which was acquired on March 29, 2000.

Same property Net Operating Income ("NOI") for the year ended October 31, 2000 increased 5.9% over the prior year. The increase was primarily attributable to higher rents and increased occupancy at the Trust's retail properties.

Average occupancy at the Trust's apartment communities (including its affiliate, Westwood Hills) was 96.2% for the year ended October 31, 2000 compared to 96.9% for the prior year. This modest decline in occupancy was more than offset by the almost 3% increase in monthly average rents which increased to $884 from $859.

Revenues from retail properties increased 21.5% and average occupancy increased to 94.8% during the fiscal year ended October 31, 2000 from 93.2% for the prior year. The revenue increase came principally from the addition of Olney, increased occupancy (87.6%) and lease-up (91.5%) at Franklin Crossing Shipping Center, in Franklin Lakes, NJ, and a onetime $150,000 lease termination fee at the Westridge Square Shopping Center in Frederick, MD.

Operating expenses increased 2.1% after excluding expenses attributable to Olney in the current fiscal year.


GOING FORWARD: The Trust feels its operating properties are well positioned in their markets and should continue making positive contributions to earnings and FFO. However, as we approach the New Year, the following factors may negatively impact the Trust's operating results:

    o Increased fuel and snow removal costs. The effect of increased utility rates and prospects for a severe winter may increase expenses above the levels experienced the past several years.

    o Olney Town Center expansion. The Trust is planning an expansion of its Olney center during fiscal 2001- 2002 that will ultimately add to revenues, net income, and value to the Trust's portfolio when completed. If the expansion plans are approved by the required governmental agencies, and leasing completed, a number of existing tenants will be moved to new locations. The relocation of these tenants will cause a temporary, though significant, loss of rental income and expense reimbursements to the Trust during the expansion period.

GRAND UNION: In October 2000, Grand Union declared Chapter 11 bankruptcy. The Trust has two Grand Union supermarkets aggregating approximately 70,200 sq. ft. At a bankruptcy auction on November 16, 2000, a major grocery wholesaler emerged as the successful bidder for these leases, and is expected to assign the leases to one of its customers, which is an established supermarket operator in the Northeast.

DIVIDENDS: As previously reported, the Trust's fourth quarter dividend of $1.15 per share is payable on December 15, 2000 to shareholders of record on December 1, 2000. This raised year-to-date dividends to $2.65 per share compared to $2.25 per share for the same period last year. It is the Trust's policy to pay fixed quarterly dividends for the first three quarters of each fiscal year, and a final fourth quarter dividend based on the fiscal year's operating results. For the fiscal year beginning November 1, 2000, the Trust plans to increase its fixed quarterly dividend to $.60 per share from $.50 per share. The fourth quarter dividend will be adjusted to reflect its total operating results for the year ending October 31, 2001.


                                  Summary Consolidated Balance Sheet Data
                             (in thousand of dollars except Per Share amounts)
                                             October 31,
                                     2000                   1999
                                     ----                   ----
Real Estate Properties             $ 78,038               $ 63,441
Cash & Cash Items                     2,925                  2,083
Marketable Securities                 9,451                 14,453
Mortgage Notes Payable               70,214                 60,071
Shareholder's Equity                 21,144                 20,520


                                                     Summary Consolidated Statement of Income
                                              Twelve Months Ended                Three Months Ended
                                           --------------------------------------------------------------
                                                      October 31,                        October 31,
                                                  2000           1999                2000           1999
                                                  ----           ----                ----           ----
Revenues:
Real Estate Operations                        $ 17,149        $15,039             $ 4,566        $ 3,820
Net Investment Income                              834            742                 214            252
Equity In Earnings Of Affiliate                    173            (53)                 66             41
                                           ------------    -----------       -------------    -----------
        Total Revenue                           18,156         15,728               4,846          4,113
                                           ------------    -----------       -------------    -----------
Expenses:
Real Estate Operations                           5,880          5,244               1,482          1,321
Financing Costs                                  5,164          4,620               1,385          1,154
General & Administrative                           365            432                  92             73
Depreciation                                     1,988          1,716                 546            439
                                           ------------    -----------       -------------    -----------
        Total Expenses                          13,397         12,012               3,505          2,987
                                           ------------    -----------       -------------    -----------
        Net Income                             $ 4,759        $ 3,716             $ 1,341        $ 1,126
                                           ============    ===========       =============    ===========
        Net Income Per Share                    $ 3.05         $ 2.38              $ 0.86         $ 0.72
                                           ============    ===========       =============    ===========
        FFO Per Share                           $ 3.99         $ 3.29              $ 1.11         $ 0.91
                                           ============    ===========       =============    ===========
        Dividends Per Share                     $ 2.65         $ 2.25              $ 1.15         $ 1.05
                                           ============    ===========       =============    ===========


The statements in this report that relate to future earnings or performance are forward-looking and as such may involve known and unknown risk, uncertainties and other factors. Actual results might differ materially and be adversely affected by such factors as longer than anticipated lease-up periods or the inability of tenants to pay increased rents. Additional information about these factors is contained in the Trust's filings with the SEC including the Trust's most recent filed reports on Form 10-K, Form 10-Q, and Form 8-K.

   For additional information contact Shareholder Relations at (201) 488-6400